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                                                                     EXHIBIT 5.1


                     [LETTERHEAD OF MAYER, BROWN & PLATT]



                                 April 11, 2001

Imperial Credit Industries, Inc.
23550 Hawthorne Boulevard
Bldg. 1, Suite 110
Torrance, California

Ladies and Gentlemen:

     We have acted as counsel to Imperial Credit Industries, Inc., a California corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") relating to the sale by the Company from time to time of up to 3,000,000 shares (the "Shares") of the Company's common stock, no par value ("Common Stock"), upon the exercise of warrants (collectively, the "Warrants") being issued by the Company pursuant to the settlement of the securities class action litigation entitled In re Southern Pacific Funding Corporation Security Litigation, Lead Case No. CV98-1239-MA, in U.S. District Court for the District of Oregon.

     We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of the opinions set forth below. In rendering such opinions, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates and statements of officers of the Company and of public officials.

     Based on the foregoing, we are of the opinion that the Shares initially issuable upon exercise of the Warrants have been duly authorized and reserved for issuance and, upon issuance, delivery and payment therefor as described in the Registration Statement, will be validly issued, fully paid and nonassessable.
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Imperial Credit Industries, Inc.
April 11, 2001
Page 2


     Our opinions expressed herein are limited to the laws of the State of California.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus constituting part of the Registration Statement.


                                 Very truly yours,



                                 /s/ MAYER, BROWN & PLATT